                                                                    Exhibit 23.1

        CONSENT OF KOST, FORER, GABBAY & KASIERER INDEPENDENT ACCOUNTANTS

To the Board of Directors
Lipman Electronic Engineering Ltd.

         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 dated February 19, 2004 pertaining to the
Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, the Lipman Electronic
Engineering Ltd. 2004 Stock Option Plan, the Management Contract between the
Company and Jacob Perry Management Services Ltd. and certain option agreements of our report, dated August 21, 2003 included in its registration statement on
Form F-1 (File No. 333-111849) and related prospectus of Lipman Electronic
Engineering Ltd. dated January 26, 2004.

                                       /s/ Kost, Forer, Gabbay & Kasierer
                                       ----------------------------------
                                       Kost, Forer, Gabbay & Kasierer
                                       A Member of Ernst and Young International

Tel Aviv, Israel
February 20, 2004